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                                                               EXHIBIT 23



                      CONSENT OF INDEPENDENT AUDITORS


To Board of Directors
Strouds, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 33-87608 and No. 33-87610) of our report dated April 1, 1998, relating to the balance sheets of Strouds, Inc. as of February 28, 1998 and March 1, 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 28, 1998, which report appears in the February 28, 1998 Annual Report on Form 10-K of Strouds, Inc.



/s/  KPMG Peat Marwick LLP
--------------------------
Los Angeles, California
May 22, 1998